INDEMNITY AGREEMENT

         This Indemnity Agreement is made and entered into as of May 31, 1998, by The Murdock Group Career Satisfaction Corporation, a Utah corporation ("Company"), in favor of those persons identified on the signature page hereof as Guarantors who have guaranteed certain obligations and the performance of the Company and the Guarantors in their capacity as guarantors of the Company since the formation of the Company through and including the date of this Agreement (collectively, including the schedules, exhibits and attachments thereto, the "Transaction Documents") entered into in connection with various transactions entered into by the Company.

         In consideration of the guaranties and obligations of Guarantors in the event of defaults by or failure of the Company to perform its obligations under the Transaction Documents, the parties hereto agree as follows:

         1. Company hereby agrees that in the event of a default by Company under the terms of the Transaction Documents, or any of them, and the subsequent payment of any such sums by Guarantors or any of them, whether in cash or in the taking or sale of the Collateral, then Company will repay the obligation and liability of each Guarantor incurred under the Transaction Documents in connection with such default or failure, by (a) immediately transferring and assigning to each Guarantor incurring such liability, and to the extent of such liability and any payment(s) made by said Guarantor, shares of the Company's Common Stock in a number at least equal in value to the fair market value of those shares of Common Stock pledged by such Guarantor that have been taken or disposed of by the Buyer or other holder under the Transaction Documents, as the case may be, to satisfy the Company's obligations under said instruments, and
(b) the  immediate  payment  of cash in an  amount  equal  to the  out-of-pocket damages of such Guarantor, measured by the sum of any and all payments of principal and/or interest or penalty or other cash payment made by the Guarantor under the Transaction Documents, together with interest thereon at the greater of (i) 10% per annum or (ii) the interest rate of any borrowed funds used by the Guarantor to satisfy his obligations under the Transaction Documents. In addition, the Company shall pay in cash an amount equal to any tax or similar payment required to be made by the Guarantors on account of the payment of any sums required to be paid hereunder, together with any expense or cost incurred by Guarantors in connection with his compliance with his performance under the Transaction Documents, including, but not limited to attorneys fees, taxes, interest, bank fees, penalties, travel and related costs, and other out-of-pocket costs actually incurred.

         2. The following additional general provisions shall apply to this Indemnity Agreement:

                  A. This Agreement has been executed in and shall be governed by and construed in accordance with the laws of the State of Utah, without regard to choice of law provisions.

                  B. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof. It may not be altered, amended or revoked except by the written agreement of all of the parties.

                  C. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives and permitted assigns.

                  D. In the event of a default by the Company in the performance of its duties hereunder, the Guarantors will be entitled to receive, and Company shall promptly pay, all costs incurred in connection with the enforcement of their respective rights under the Transaction Documents and this Agreement, including attorneys fees and costs of court.


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                  E.  This  Agreement  shall  continue  in full force and effect until the termination or expiration of each of the Transaction Documents, as the same may hereafter be amended or extended.

DATED the ___ day of September 2000 and effective as provided above.

                               The Murdock Group Career Satisfaction Corporation

                                   By:  /s/ Heather Stone
                                      ------------------------------------------
                                 Its:   President
                                     -------------------------------------------

                                Guarantors:
                                        /s/ KC Holmes
                                   ---------------------------------------------
                                   KC Holmes
                                        /s/ Heather Stone
                                   ---------------------------------------------
                                   Heather Stone
                                        /s/ Lance Heaton
                                   ---------------------------------------------
                                   Lance Heaton